As filed with the Securities and Exchange Commission on April 19, 2016    Registration No. 333-___________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-8099512
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan
(Full title of the plan)

Mark W. Schwartz, Ph.D. President and Chief Executive Officer 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Name and address of agent for service

(855) 855-4253
(Telephone, including area code, of agent for service)

Copies to:
Thomas Knapp Interim General Counsel Galena Biopharma, Inc. 2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583 (855) 855-4253		Dale E. Short Darren T. Freedman TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 (310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	925,500 shares(1)	$1.77(2)	$1,638,135(2)
Common stock, par value $0.0001 per share	40,000 shares(1)	$1.83(2)	$73,200(2)
Common stock, par value $0.0001 per share	35,000 shares(1)	$1.66(2)	$58,100(2)
Common stock, par value $0.0001 per share	350,000 shares(1)	$1.68(2)	$588,000(2)
Common stock, par value $0.0001 per share	2,676,500 shares(1)	$1.50(2)	$4,014,750(2)
Common stock, par value $0.0001 per share	105,000 shares(1)	$0.84(2)	$88,200(2)
Common stock, par value $0.0001 per share	5,868,000 shares(3)	$1.54(4)	$9,036,7204)
Total	10,000,000 shares		$15,497,105	$1,560.56

(1)
Represents shares issuable upon the exercise of outstanding stock options under the Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers such additional shares of common stock as may become issuable under the outstanding stock options in the event of a stock split, stock dividend, recapitalization or other similar change in the common stock.

(2)	Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933 based upon the exercise price of the outstanding stock options.

(3)
Represents shares reserved for issuance pursuant to the future awards under the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers such additional shares of common stock as may become issuable under the Plan in the event of a stock split, stock dividend, recapitalization or other similar change in the common stock.

(4)
Estimated solely for purposes of calculating the amount of registration fee pursuant to Rules 457(h)(1) and 457(c) of the Securities Act of 1933 based upon the $1.54 average of the high and low prices of Registrant’s common stock as reported on The NASDAQ Capital Market on April 15, 2016.

EXPLANATORY NOTE
This registration statement is filed pursuant to General Instruction E to Form S-8 by Galena Biopharma, Inc., a Delaware corporation (the “Company”), to register 10,000,000 shares of common stock of the Company in addition to those previously registered on the Company's registration statements on Form S-8 (File Nos. 333-151154, 333-153847, 333-175763, 333-183300 and 333-190540) filed with the Securities and Exchange Commission on May 23, 2008, October 3, 2010, July 25, 2011, August 14, 2012 and August 9, 2013, respectively, for issuance pursuant to the Company's Amended and Restated 2007 Incentive Plan, as amended. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of such previously filed registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.     Interests of Named Experts and Counsel

The validity of the shares being registered hereby has been passed upon by TroyGould PC, Los Angeles, California. Sanford J. Hillsberg, the Chairman of the Board of the Company, is an attorney with TroyGould PC. Mr. Hillsberg and TroyGould PC and some of its other attorneys own beneficially shares of common stock of the Company constituting in the aggregate less than 1% of the outstanding shares of common stock.

Item 8.     Exhibits

The following exhibits are filed with or incorporated by reference in this registration statement:
Exhibit No.    Description

4.1
Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 23, 2010).

4.2	Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on May 31, 2011).

4.3	Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 30, 2012).

4.4	Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A filed on April 29, 2013).

4.5	Amendment to Galena Biopharma, Inc. Amended and Restated 2007 Incentive Plan (incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A filed on April 30, 2015).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of Moss Adams LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on April 19, 2016.

GALENA BIOPHARMA, INC.

By:/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Schwartz, Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark W. Schwartz	President, Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2016
Mark W. Schwartz, Ph. D.

/s/ John T. Burns	Controller (Principal Accounting Officer)	April 19, 2016
John T. Burns

/s/ Sanford J. Hillsberg	Chairman of the Board	April 19, 2016
Sanford J. Hillsberg

/s/ William L. Ashton	Director	April 19, 2016
William L. Ashton

/s/ Richard Chin	Director	April 19, 2016
Richard Chin, M.D.

/s/ Irving M. Einhorn	Director	April 19, 2016
Irving M. Einhorn

/s/ Stephen S. Galliker	Director	April 19, 2016
Stephen S. Galliker

/s/ Steven A. Kriegsman	Director	April 19, 2016
Steven A. Kriegsman

/s/ Rudolph Nisi	Director	April 19, 2016
Rudolph Nisi, M.D.